Exhibit 99.1

Cynapsus Therapeutics Appoints Frederick Driscoll to Its Board of Directors

TORONTO, May 20, 2016 -- Cynapsus Therapeutics Inc. (“Cynapsus” or the “Company”) (NASDAQ:CYNA) (TSX:CTH), a specialty central nervous system (“CNS”) pharmaceutical company developing and preparing to commercialize a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with Parkinson’s disease (“PD”), today announced the appointment of Frederick W. Driscoll to its board of directors, effective May 20, 2016. Mr. Driscoll has more than 30 years of financial management experience with biotechnology and medical device companies.  Mr. Driscoll will also serve on Cynapsus’ audit committee.

Mr. Driscoll is currently the chairman of the board of OXiGENE, Inc. (NASDAQ: OXGN).  Mr. Driscoll is also currently the chief financial officer at Flexion Therapeutics (NASDAQ: FLXN) where he led a successful $75 million initial public offering and a $100 million follow-on offering. Prior to Flexion, he was chief financial officer for Novavax where he led a team that secured more than $250 million through a combination of investment funding and commercial and government contracts. He was also instrumental in increasing Novavax's institutional shareholder base, expanding analyst coverage and implementing numerous financial reforms that strengthened that company's position. Prior to Novavax, Mr. Driscoll served as chief financial officer and subsequently chief executive officer of publicly-traded Genelabs Technologies, Inc., chief financial officer of private company Astraris, Inc. and chief executive officer of OXiGENE.

"We are excited to have Fred join our Board. His financial management experience in the pharmaceutical industry will be invaluable as Cynapsus advances its pivotal Phase 3 clinical program for APL-130277 and prepares for commercialization. Fred’s background will complement the other members of the Board as we work together to successfully shape Cynapsus' future and help change the lives of PD patients struggling with OFF episodes," commented Rochelle Stenzler, Chair of the Board of Cynapsus.

Mr. Driscoll holds a bachelor's degree in accounting and finance from Bentley University in Waltham, Massachusetts.

About Cynapsus

Cynapsus is a specialty CNS pharmaceutical company developing and preparing to commercialize a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with PD. The Company has successfully completed a Phase 2 clinical trial for its product candidate, APL-130277, a sublingual formulation of apomorphine hydrochloride, or apomorphine. Apomorphine is the only molecule approved for acute, intermittent treatment of OFF episodes for advanced PD patients, but is currently only approved as a subcutaneous injection in the United States. APL-130277 is a “turning ON” medication designed to rapidly, safely and reliably convert a PD patient from the OFF to the ON state while avoiding many of the issues associated with subcutaneous delivery of apomorphine. It is designed to convert all types of OFF episodes, including morning OFF episodes, often considered the most difficult to treat. Cynapsus has initiated its Phase 3 clinical program for APL-130277, relying on the abbreviated Section 505(b)(2) regulatory pathway in the United States, and the Company intends to submit a new drug application near the end of 2016 or in early 2017. For additional company information, please visit our website at www.cynapsus.ca. For more information about the Phase 3 studies, including enrollment criteria, please visit the following website: http://cth300and301trials.cynapsus.ca/

Forward-Looking Statements

This announcement contains "forward-looking statements" within the meaning of applicable securities laws, including, without limitation, the Company’s expectation for filing an NDA near the end of 2016 or in early 2017; and expectations regarding the Company’s clinical and regulatory activities, including without limitation, the anticipated timing and completion of clinical studies. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. These forward-looking statements are based on the Company’s current expectations and beliefs and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ from those anticipated in such forward-looking statements as a result of risks and uncertainties, and include, but are not limited to, those factors identified under the caption “Risk Factors” in the Company’s Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 9, 2016, as amended by Amendment No. 1 to Form 10-K/A filed with the SEC on March 18, 2016, and its other filings and reports in the United States with the SEC available on the SEC’s web site at www.sec.gov, and in Canada with the various Canadian securities regulators, which are available online at www.sedar.com. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes or otherwise, except as required by law.

Neither the NASDAQ nor the TSX has approved or disapproved of the contents of this press release.

Contact Information

Cynapsus

Kristen Galfetti

Vice President Investor Relations

(416) 703-2449 x246

kgalfetti@cynapsus.ca

Media Contact:

Russo Partners LLC

Matt Middleman

(212) 845-4272

matt.middleman@russopartnersllc.com

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